SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

CHITTENDEN CORPORATION

(Exact name of Registrant as specified in charter)

Vermont	001-13769	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont		05401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 15, 2006, Chittenden Corporation’s board of directors approved the following material amendments to certain compensatory arrangements in which its principal executive officer, principal financial officer and named executive officers participate or are a party:

1. The board of directors amended the Senior Executive Severance Agreement between Chittenden Corporation and each of Paul A. Perrault, John P. Barnes, Kirk W. Walters, John W. Kelly and Danny H. O’Brien to revise the amount of severance that each officer would receive in the event that his employment terminates under certain circumstances within two years after a Change in Control. Under the amended Senior Executive Severance Agreements, upon such termination of employment each officer would become entitled to a lump sum payment in an amount equal to: two times (2.99 times for Mr. Perrault) the amount of the highest base salary in effect at or following a Change in Control; two times (2.99 times for Mr. Perrault) the amount of the highest target bonus of the officer in effect at or following a Change in Control; two times (2.99 times for Mr. Perrault) the amount of the Core Contribution that would have been contributed on the officer’s behalf under the Chittenden Corporation Incentive Savings and Profit Sharing Plan in the event the officer had continued employment until the end of the then current year; two times (2.99 times for Mr. Perrault) the amount of the 401(k) match and the profit sharing portion of the 401(k) contribution that would have been contributed on behalf of the officer in the event the officer had continued employment until the end of the then current year; two times (2.99 times for Mr. Perrault) the amount of the 401(k) restoration payment, if any, that would have been contributed on behalf of the officer in the event the officer had continued employment until the end of the then current year; two times (2.99 times for Mr. Perrault) the amount that would have been contributed on behalf of the officer under the supplemental executive retirement plan for members of the executive management group in the event the officer had continued employment until the end of the then current year; and all earned by unpaid bonuses and related contingent payments relating to prior years. In addition, Chittenden Corporation will continue to provide each officer, at Chittenden Corporation’s expense: all medical, dental, long-term disability, accidental death and dismemberment insurance and life insurance received in the year of the Change in Control for 24 months (36 months in the case of Mr. Perrault); professional advice of a financial planner, or actuary or an accountant of the officer’s choice; outplacement services selected by the officer, an office and clerical assistance to the officer for one year; all reasonable legal and mediation fees and expense incurred by the officer in obtaining or enforcing such agreement, except in cases involving frivolous or bad faith litigation initiated by the officer. In addition, in the event that any payment to an officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, such officer will be entitled to receive an additional gross-up payment to cover such excise tax and the taxes, including such excise tax, on such additional payment.

The most significant changes to these agreements made by the amendment include the following: the multiple of bonus to be paid in such circumstance is the highest target bonus of the officer in effect at or following a Change in Control instead of the actual bonus paid in the previous year; the inclusion in the multiple of the amount of the Core Contribution on the officer’s behalf under the Chittenden Corporation Incentive Savings and Profit Sharing Plan in the event the officer had continued employment until the end of the then current year; and following the Benefit Termination Date (as defined in the existing agreement) these officers shall have access to the Employer’s medical and dental benefits until such time as they are eligible to participate in Medicare. Each Executive will be responsible for the full premium expense associated with this coverage. These agreements will remain in effect from the date on which they are executed until the later of December 31, 2011 or two years following a change in control.

2. The board of directors amended the Chittenden Corporation Performance Share Program, in which each of Paul A. Perrault, John P. Barnes, Kirk W. Walters, John W. Kelly and Danny H. O’Brien participate, to clarify and confirm that upon a Change in Control of Chittenden Corporation prior to the conclusion of any Performance Cycle, each officer will be deemed to have earned and shall be entitled to receive the greater of (i) 100% of the Target Performance Shares relating to the Performance Cycles in effect as of the Change in Control or (ii) 100% of the Performance Shares relating to Performance Cycles in effect as of the Change in Control based on performance calculated through the quarter ending immediately prior to the date of the Change in Control.

3. The board of directors amended the Chittenden Corporation 2005 Executive Management Incentive Compensation Plan, in which each of Paul A. Perrault, John P. Barnes, Kirk W. Walters, John W. Kelly and Danny H. O’Brien participate, to provide that within 31 days following a Change in Control of Chittenden Corporation, each officer shall receive a lump sum payment of (i) his target Incentive Plan Award for the then-current Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of calendar days during the Performance Period that have elapsed from the beginning of the Performance Period to the date of the Change in Control and the denominator of which is the number of calendar days during the entire Performance Period.

4. The board of directors amended the Chittenden Corporation Chief Executive Officer Supplemental Executive Officer Retirement Plan to provide that in the event of a Change in Control, an additional allocation to the Supplemental Executive Officer Retirement Plan shall be made on behalf of Paul A. Perrault equal to three times the average of the prior two years’ allocations made to such plan.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Chittenden Corporation Senior Executive Severance Agreement (as amended and restated).

10.2	Chittenden Corporation Performance Share Program (as amended and restated).

10.3	Chittenden Corporation 2005 Executive Management Incentive Compensation Plan (as amended and restated).

10.4	Chittenden Corporation Chief Executive Officer Supplemental Executive Officer Retirement Plan (as amended and restated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:	/S/ F. Sheldon Prentice
Senior Vice President, General Counsel and Secretary

DATE: November 21, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Chittenden Corporation Senior Executive Severance Agreement (as amended and restated).

10.2	Chittenden Corporation Performance Share Program (as amended and restated).

10.3	Chittenden Corporation 2005 Executive Management Incentive Compensation Plan (as amended and restated).

10.4	Chittenden Corporation Chief Executive Officer Supplemental Executive Officer Retirement Plan (as amended and restated).